EXHIBIT 5.1

                               August 16, 2004



 Carrington Laboratories, Inc.
 2001 Walnut Hill Lane
 Irving, Texas 75038

      Re:  Registration Statement of Form S-8

 Dear Ladies and Gentlemen:

      We have acted as counsel to Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and sale by the Company of up to 500,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, pursuant to the Company's 2004 Stock Option Plan attached to the Registration Statement as Exhibit 4.1 (the "Plan").

      We examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the relevant resolutions of the Company's Board of Directors, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to review as a basis for the opinion hereinafter expressed. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

      Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, will, when issued and paid for in accordance with the terms of the Plan, be duly authorized, validly issued, fully paid and nonassessable.

      The foregoing opinion is based on and is limited in all respects to federal laws, the Texas Business Corporation Act and the Constitution of the State of Texas, as interpreted by the Courts of the State of Texas and of the United States, and we render no opinion with respect to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.



                               Very truly yours,

                               /s/ Thompson & Knight L.L.P.